Corporate Headquarters:
                                                  Dorman Products, Inc.
                                                  3400 East Walnut Street
                                                  Colmar, Pennsylvania 18915
                                                  Fax: (215) 997-8577

For Further Information Contact:                   Visit our Home Page:
    Mathias J. Barton, CFO                         www.dormanproducts.com
   (215) 997-1800 x 5132
    E-mail: MBarton@dormanproducts.com



Dorman Products, Inc. Reports Sales and Earnings for the Fourth Quarter and Year Ended December 30, 2006

         Colmar, Pennsylvania (February 23, 2007) - Dorman Products, Inc., (NASDAQ:DORM) (formerly R&B, Inc. NASDAQ: RBIN) today announced financial results for the fourth quarter and year ended December 30, 2006. The Company operates on a fifty-two, fifty-three week period ending on the last Saturday of the calendar year. As a result, fourth quarter 2005 results are for 14 weeks and fiscal 2005 includes 53 weeks while the current year results are for 13 and 52 weeks, respectively.

         Sales increased 5% to $77.9 million for the fourth quarter ended December 30, 2006 from $74.5 million in the same period last year despite one less selling week in the current year. Sales for the year ended December 30, 2006 increased 6% to $295.8 million from $278.1 million in the same period last year. Revenue growth was driven primarily by increased sales from new products.

        Net income in the fourth quarter of 2006 was $4.9 million compared to net income of $4.4 million in the same period last year. Diluted earnings per share in the fourth quarter increased 13% to $0.27 from $0.24 in the same period last year.

         Results for the year ended December 30, 2006 include a one-time $3.2 million non-cash write-down for goodwill impairment ($2.9 million or $0.16 per share) and the write off of deferred tax benefits ($0.3 million or $0.02 per share) associated with the Company's Swedish subsidiary (Scan-Tech). The charges, which are not tax deductible, were the result of a second quarter review of the Scan-Tech business in response to bad debt charge offs at two large customers and the resulting loss of those customers in the first half of the year.

         Excluding the goodwill impairment and deferred tax write off, net income for the year was $17.0 million compared to net income of $17.1 million last year and fully diluted EPS for year were $0.94 compared to $0.93 last year. Reported net income for the year ended December 30, 2006 was $13.8 million compared to net income of $17.1 million in the same period last year. Reported diluted earnings per share for the year ended December 30, 2006 decreased to $0.76 from $0.93 in the same period last year.

         Effective January 1, 2006, the Company adopted SFAS No. 123R, "Share-Based Payment" and related interpretations and began expensing the grant date fair value of employee stock options. Prior to January 1, 2006, the Company applied Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plans. Accordingly, no compensation expense was recognized in net income for employee stock options in the prior year. The Company adopted SFAS No. 123R using the modified prospective transition method and therefore has not restated prior periods. The impact of adopting SFAS No. 123R in 2006 reduced diluted earnings per share for the year by $0.02.

         Mr. Richard Berman, Chairman, President and Chief Executive Officer said, "Stronger fourth quarter orders resulted in solid revenue growth after adjusting for last year's 14-week quarter. The higher sales level enabled us to better leverage our expenses, which is necessary to offset the impact that a shifting mix to higher priced but lower margin hard parts has on reducing our gross margin. We remain committed to making the right investments to ensure new product leadership in all of our markets. Dorman will continue to be the leader in new product development for the automotive aftermarket."

         Dorman Products, Inc., is a leading supplier of OE Dealer "Exclusive" automotive replacement parts, automotive hardware, brake products, and household hardware to the Automotive Aftermarket and Mass Merchandise markets. Dorman automotive parts and hardware are marketed under the OE Solutions(TM), HELP!(R), AutoGrade(TM), First Stop(TM), Conduct-Tite(R), Pik-A-Nut(R) and Scan-Tech(R) brand names.

         Forward looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward looking statements which speak only as of the date hereof. Factors that cause actual results to differ materially include, but are not limited to, those factors discussed in the Company's 2005 Annual Report on Form 10-K under "Item 1A - Risk Factors."



                     DORMAN PRODUCTS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                    (in thousands, except per-share amounts)

                                      13 Weeks              14 Weeks
Fourth Quarter (unaudited)       12/30/06     Pct.      12/31/05   Pct.
Net sales                        $77,882      100.0     $74,492    100.0
Cost of goods sold                51,958       66.7      49,042     65.8
Gross profit                      25,924       33.3      25,450     34.2
Selling, general and
 administrative expenses          17,448       22.4      17,771     23.9
Income from operations             8,476       10.9       7,679     10.3
Interest expense, net                470        0.6         654      0.9
Income before income taxes         8,006       10.3       7,025      9.4
Provision for income taxes         3,092        4.0       2,643      3.5
Net income                       $ 4,914        6.3     $ 4,382      5.9

Earnings per share
     Basic                       $  0.28          -     $  0.24        -
     Diluted                     $  0.27          -     $  0.24        -
Average shares outstanding
     Basic                        17,704          -      17,913        -
     Diluted                      18,113          -      18,394        -


                                      52 Weeks              53 Weeks
Year-to-Date                    12/30/06       Pct.     12/31/05    Pct.
Net sales                       $295,825       100.0    $278,117    100.0
Cost of goods sold               192,348        65.0     179,253     64.5
Gross profit                     103,447        35.0      98,864     35.5
Selling, general and
 administrative expenses          73,810        25.0      69,088     24.8
Goodwill impairment                2,897         1.0           -        -
Income from operations            26,770         9.0      29,776     10.7
Interest expense, net              2,267         0.7       2,615      0.9
Income before income taxes        24,503         8.3      27,161      9.8
Provision for income taxes        10,704         3.6      10,084      3.7
Net income                       $13,799         4.7     $17,077      6.1
Earnings per share
     Basic                       $  0.78           -     $  0.95        -
     Diluted                     $  0.76           -     $  0.93        -
Average shares outstanding
     Basic                        17,722           -      17,914        -
     Diluted                      18,139           -      18,437        -


                     DORMAN PRODUCTS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                    12/30/06                     12/31/05
Assets:
Cash and cash equivalents         $   5,080                     $  2,944
Accounts receivable                  77,187                       64,778
Inventories                          67,768                       75,535
Deferred income taxes                10,330                        9,560
Prepaid expenses                      1,443                        1,545
Total current assets                161,808                      154,362
Property & equipment                 27,963                       27,473
Goodwill                             26,958                       29,617
Other assets                          1,029                          704
Total assets                       $217,758                     $212,156

Liability & Shareholders' Equity:
Current portion of long-term debt  $  8,651                     $  8,571
Accounts payable                     12,822                       14,739
Accrued expenses and other           13,531                       15,240
Total current liabilities            35,004                       38,550
Long-term debt and other             20,596                       27,869
Deferred income taxes                 8,315                        7,195
Shareholders' equity                153,843                      138,542
Total Liabilities and Equity       $217,758                     $212,156

Selected Cash Flow Information:
(in thousands)                    Quarter Ended (unaudited)       Year Ended
                                    12/30/06   12/3105       12/30/06  12/31/05
Depreciation and
amortization                        $ 1,812     $1,580       $ 6,824    $5,774
Capital Expenditures                $ 1,846     $1,698       $ 7,278    $7,220


                     DORMAN PRODUCTS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    (in thousands, except per-share amounts)


During the second quarter of 2006 the Company recorded a $3.2 million non-cash write-down for goodwill impairment ($2.9 million) and the write off of deferred tax benefits ($0.3 million) associated with the Company's Swedish operation (Scan-Tech). This press release contains non-GAAP measures which adjust current year net income and fully diluted earnings per share to exclude the impact of these charges. The presentation of these non-GAAP measures is intended to enhance the usefulness of the financial information by providing measures which the Company's management uses internally to evaluate the Company's baseline performance. A reconciliation of net income and fully diluted earnings per share follows:

                                             Year Ended
                           ________________________________________________
                             12/31/06         12/31/05          % Change
Net Income, as reporte      $ 13,799         $ 17,077             -19.2%
Add:Goodwill and asset
impairment charge              3,216             -                  N/A
                           ------------------------------------------------
Net income, as adjusted     $ 17,015         $ 17,077             -0.4%
                           ------------------------------------------------

Fully diluted EPS,
     as reported            $   0.76         $   0.93             -18.3%
Add: Goodwill and asset
impairment charge               0.18             -                  N/A
                           -----------------------------------------------
Fully diluted EPS,
     as adjusted            $   0.94         $   0.93               1.1%